UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma combined statement of financial position as of March 31, 2025 and the unaudited pro forma combined statements of operations for the three months ended March 31, 2025 and year ended December 31, 2024, present our as reported financial statements adjusted for the pro forma effects of the merger of GDI and GDH LP (the “Reorganization Transactions”).
The unaudited pro forma combined statement of financial position as of March 31, 2025 assumes that the Reorganization Transactions were completed on March 31, 2025. The unaudited pro forma combined statements of operations for the three months ended March 31, 2025 and year ended December 31, 2024 give pro forma effect to the Reorganization Transactions as if they had occurred on January 1, 2025 and January 1, 2024, respectively.
The pro forma adjustments are based upon available information and certain assumptions and estimates that we believe are reasonable. The unaudited pro forma combined financial statements are for illustrative and informational purposes only and do not purport to represent what our financial position or results of operations would have been if the Reorganization Transactions had actually occurred as of the dates indicated, nor does it project our financial position at any future date or our results of operations or cash flows for any future period.
The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Galaxy upon consummation of the Reorganization Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.
The Reorganization Transactions are reflected in the pro forma combined financial statements under Accounting Standards Codification (“ASC”) 805-50, Business Combinations—Related Issues, as a reverse acquisition. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited combined pro forma financial information. Differences between these preliminary conclusions and estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited combined pro forma financial information and Galaxy’s future results of operations and financial position.

Unaudited Pro Forma Combined Statement of Operations
for the Three Months Ended March 31, 2025
(In Thousands, Except Share and Per Share Data)

	As reported GDH LP	Reorganization Transactions Pro Forma Adjustments	NOTE	Pro Forma GDI

Revenues	$12,976,206	$—		$12,976,206
Net gain / (loss) on digital assets	(18,223)	—		(18,223)
Net gain / (loss) on investments	(133,167)	—		(133,167)
Net gain / (loss) on derivatives trading	31,059	—		31,059
Revenues and gains / (losses) from operations	12,855,875	—		12,855,875
Operating expenses:
Transaction expenses	13,059,439	—		13,059,439
Compensation and benefits	56,953	—		56,953
General and administrative	86,575	—		86,575
Technology	9,887	—		9,887
Professional fees	20,772	—		20,772
Notes interest expense	14,071	—		14,071
Total operating expenses	13,247,697	—		13,247,697
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative	89,606	(89,606)	2(e)	—
Other income / (expense), net	672	—	3(a)	672
Total other income / (expense)	90,278	(89,606)		672
Net income / (loss) before taxes	$(301,544)	$(89,606)		$(391,150)
Income taxes expense / (benefit)	(6,112)	(31,994)	3(a)	(38,106)
Net income	$(295,432)	$(57,612)		$(353,044)
Net income attributed to:
Unit Holders of the Company	$(295,432)	$295,432	3(b)	$—
Common shareholders	—	(131,420)	3(a), 3(b)	(131,420)
Noncontrolling interests	—	(221,624)	3(b)	(221,624)
	$(295,432)	$(57,612)		$(353,044)
Net income attributable to common shareholders per Class A common share:
Basic			4	$(1.02)
Diluted			4	$(1.02)
Pro forma weighted average shares of Class A common stock outstanding:
Basic			4	129,371,458
Diluted			4	345,233,801

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Fiscal Year Ended December 31, 2024
(In Thousands, Except Share and Per Share Data)

	Historical GDH LP	Reorganization and Reorganization Merger Pro Forma Adjustments	NOTE	Pro Forma GDI
Revenues	$42,596,673	$—		$42,596,673
Net gain / (loss) on digital assets	634,557	—		634,557
Net gain / (loss) on investments	258,791	—		258,791
Net gain / (loss) on derivatives trading	267,769	—		267,769
Revenues and gains / (losses) from operations	43,757,790	—		43,757,790
Operating expenses:
Transaction expenses	42,741,776			42,741,776
Compensation and benefits	265,591	—		265,591
General and administrative	279,297	—		279,297
Technology	30,510	—		30,510
Professional fees	51,076	—		51,076
Notes interest expense	30,804	—		30,804
Total operating expenses	43,399,054	—		43,399,054
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative	(31,727)	31,727	2(e)	—
Other income / (expense), net	2,774	(874)	2(b)	1,900
Total other income / (expense)	(28,953)	30,853		1,900
Net income / (loss) before taxes	$329,783	$30,853		$360,636
Income taxes expense / (benefit)	(16,939)	9,883	3(a)	(7,056)
Net income / (loss)	$346,722	$20,970		$367,692
Net income / (loss) attributed to:
Unit holders of the Company	$346,722	$(346,722)	3(b)	—
Common shareholders	—	136,587	3(b)	136,587
Noncontrolling interest	—	231,105	3(b)	231,105
	$346,722	$20,970		$367,692
Net income attributable to common shareholders per Class A common share:
Basic			4	$1.13
Diluted			4	$1.04
Pro forma weighted average shares of Class A common stock outstanding:
Basic			4	120,847,366
Diluted			4	355,056,803

Unaudited Pro Forma Combined Statement of Financial Position
as of March 31, 2025
(In Thousands, Except Share and Per Share Data)

	As reported GDH LP	Reorganization Transactions Pro Forma Adjustments 2(a)	NOTE	Pro Forma GDI
Assets
Current assets
Cash and cash equivalents	$509,438	$1		$509,439
Digital intangible assets	2,123,860	—		2,123,860
Digital financial assets	514,479	—		514,479
Digital assets loan receivable, net of allowance	280,095	—		280,095
Investments	506,634	—		506,634
Assets posted as collateral	545,754	—		545,754
Derivative assets	128,353			128,353
Accounts receivable (includes $4.5 and $4.2 million due from related parties)	28,864	—		28,864
Digital assets receivable	17,674	—		17,674
Loans receivable	407,966	—		407,966
Prepaid expenses and other assets	29,884	—		29,884
Total current assets	5,093,001	1		5,093,002
Non-current assets
Digital assets receivable	1,996	—		1,996
Investments (includes $669.6 and $745.5 million measured at fair value)	736,060	—		736,060
Digital intangible assets	15,030	—		15,030
Loans receivable, non-current	56,800	—		56,800
Property and equipment, net	262,216			262,216
Other non-current assets	113,052	110,739	2(b)	223,791
Goodwill	58,037	—		58,037
Total non-current assets	1,243,191	110,739		1,353,930
Total assets	$6,336,192	$110,740		$6,446,932
Liabilities and Equity
Current liabilities
Derivative liabilities	89,702	$—		$89,702
Accounts payable and accrued liabilities (includes $111.0 and $96.9 million due to related parties)	270,468	(107,804)	2(d)	162,664
Digital assets borrowed	1,760,455	—		1,760,455
Payable to customers	19,288	—		19,288
Loans payable	345,249	—		345,249
Collateral payable	943,513	—		345,249
Other current liabilities	73,358	124	2(b)	943,637
Total current liabilities	3,502,033	(107,680)		3,394,353

Non-current liabilities

	As reported GDH LP	Reorganization Transactions Pro Forma Adjustments 2(a)	NOTE	Pro Forma GDI
Notes payable	763,798	(46,586)	2(e)	717,212
Digital assets borrowed, non-current	6,603
Other non-current liabilities	162,114	81,425	2(b)	243,539
Total non-current liabilities	932,515	34,839		967,354
Total liabilities	$4,434,548	$(72,841)		$4,361,707

Equity
Unit holders’ capital	$1,901,644	$(1,901,644)	2(c)	—
Class A Common Stock	—	128	2(c)	128
Class B Common Stock	—	216	2(c)	216
Additional paid-in capital	—	840,840	2(c),2(e)	840,840
Retained earnings	—	(17,396)	2(b)	(17,396)
Noncontrolling interests	—	1,261,437	2(b), 2(d)	1,261,437
Total equity	1,901,644	183,581		2,085,225
Total liabilities and equity	$6,336,192	$110,740		$6,446,932

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
As discussed and described in further detail herein, the Company completed the Reorganization Transactions on May 13, 2025. The unaudited combined pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based upon GDH LP’s fiscal year end reporting, for the year ended December 31, 2024, and interim reporting, as of and for the three months ended March 31, 2025.
The unaudited combined pro forma financial statements have been prepared to reflect the continuing operations of the Company after giving effect to the Reorganization Transactions and are not necessarily indicative of our future results of operations.
2. Unaudited Pro Forma Combined Statement of Financial Position Adjustments Related to The Reorganization Transactions
a.GDI does not meet the definition of a business under U.S. GAAP and did not have any material assets or liabilities prior to the Reorganization Transactions. As such, the transaction with GDH LP is accounted for as a reverse acquisition. This results in no step up in basis of GDH LP’s assets and liabilities as it is the accounting acquirer.
b.Following the Reorganization Transactions, we became subject to U.S. federal income taxes, in addition to state, local and foreign taxes. As a result, the pro forma statement of financial position reflects an adjustment to our current and non-current tax obligations payable and deferred taxes assuming the highest statutory rates apportioned to each state, local and foreign jurisdiction. Additionally, GDI became party to an amended and restated Tax Receivable Agreement (“TRA”) after giving effect to the Reorganization Transactions. As such, the related TRA liability and deferred tax asset are included within this adjustment as well. The offset to this adjustment is reflected within retained earnings and noncontrolling interests in accordance with the percentages of economic ownership identified in Note 3(b).
c.Reflects the reclassification of GDH LP’s as reported Unit holders’ capital equity to (1) Class A common stock and Class B common stock of GDI and (2) additional paid-in capital as a result of the Reorganization Transactions.
d.Upon completion of the Reorganization Transactions, GDI (via its 100% ownership of the outstanding equity interest in GDH Delaware) would have indirectly owned approximately 37.2% of the economic interest in GDH LP (on the basis of as reported shares outstanding as of March 31, 2025), but would have held 100% of the voting power and control the management of GDH LP. Additionally, immediately following the Reorganization Transactions, the remaining economic interest in GDH LP held by the noncontrolling interests holders would have been approximately 62.8% (on the basis of as reported shares outstanding as of March 31, 2025). The pro forma adjustment to noncontrolling interests was calculated as follows:

As of March 31, 2025
As reported GDH LP Unit holders’ capital	$1,901,644
Add: conversion of intercompany balance with GDHL	107,804
Total GDH LP Unit holders’ capital	2,009,448
Post Reorganization Transactions non-controlling interest holdings	62.8%
Pro forma adjustment to allocate As Reported GDH LP Unit holders’ capital and pro forma adjustment 2(d) to noncontrolling interests	$1,261,437
e.Upon completion of the Reorganization Transactions, GDI consolidates GDH LP and assumed the liability to issue additional equity upon conversion of the Exchangeable Notes. As the Exchangeable Notes conversion features require the issuance of shares of GDI’s Class A common stock, the embedded derivatives meet the indexed to entity’s own stock exemption and are no longer bifurcated. The adjustment reclassifies the embedded derivative liabilities to shareholders’ equity.
3. Unaudited Pro Forma Combined Statement of Operations Adjustments Related to The Reorganization Transactions
(a)Following the Reorganization Transactions, GDI became subject to U.S. federal income taxes, in addition to state, local and foreign taxes, as described in Note 2(b). As a result, the pro forma combined statements of operations reflect an adjustment to our provision for corporate income taxes to reflect an estimated statutory tax rate of 22.4%, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and foreign jurisdiction. Further, as described in Note 2(b), this adjustment includes the impact of the amended and restated TRA on the tax provision following the completion of the Reorganization Transactions.
The amount~~s~~ related to the impact of recording pro forma income tax provisions at the statutory rate on the combined statements of operations are as follows:

(in thousands)	For the three months ended March 31, 2025	For the year ended December 31, 2024
Income tax expense / (benefit)	$(31,994)	$9,695
The amounts related to the impact of recording the pro forma impact of the TRA to the combined statements of operations are as follows:

(in thousands)	For the three months ended March 31, 2025	For the year ended December 31, 2024
Other income / (expense), net	$—	$(874)
Income tax expense / (benefit)	—	188
The amounts related to the impact of recording pro forma income tax provisions at the statutory rate on the combined statement of financial position are as follows:

(in thousands)	As of March 31, 2025
Other non-current assets	$102,522
Other current liabilities	124
Other non-current liabilities	44,474
Retained earnings / (Accumulated deficit)	57,924
The amounts related to the impact of recording the pro forma impact of the Tax Receivable Agreement the combined statement of financial position are as follows:

As of March 31, 2025
Other non-current assets	$8,217
Other non-current liabilities	36,951
Retained earnings / (Accumulated deficit)	(28,734)
(b)Upon completion of the Reorganization Transactions, GDI became the sole general partner of GDH LP, and as a result, GDI (via its 100% ownership of the outstanding equity interest in GDH LP) would have initially indirectly owned approximately 37.2% of the economic interest in GDH LP (on the basis of as reported shares outstanding as of March 31, 2025), but would have had 100% of the voting power and control the management of GDH LP. Additionally immediately following the Reorganization Transactions, the remaining economic interest in GDH LP held by the non-controlling interest holders would have been approximately 62.8% (on the basis of as reported shares outstanding as of March 31, 2025), as discussed in Note 2(d). The pro forma adjustment to Net income/(loss) attributable to noncontrolling interests was calculated as follows:

	For the three months ended March 31, 2025	For the year ended December 31, 2024
As Reported GDH LP Net income / (loss)	$(295,432)	$346,722
Net income impact from adjustments 2(e) and 3(a)	(57,612)	20,970
Total GDH LP balance to allocate between Net income / (loss) attributed to Common shareholders and non-controlling interests	$(353,044)	$367,692
Post Reorganization Transactions noncontrolling interest holdings	62.8%	62.8%
Pro forma adjustment to allocate As Reported GDH LP Net income / (loss) attributed to Common shareholders and pro forma Income tax expense to Net income / (loss) attributed to non-controlling interests	$(221,624)	$231,105
Pro forma adjustment to attribute remaining As Reported GDH LP Net income /(loss) to Common shareholders	$(131,420)	$136,587
4. Net Income / (Loss) Per Share
The pro forma net income / (loss) per share is calculated using the treasury stock method, using only the shares of Class A common stock, with consideration given to the potentially dilutive effect of (1) economic ownership units in GDH LP (“LP Units”) that are exchangeable, along with GDI’s Class B share of common stock, into shares of GDI’s Class A common stock, (2) Galaxy compensatory awards, and (3) the Exchangeable Notes for shares of GDI’s Class A common stock. All potentially dilutive awards were excluded from the computation of pro forma diluted net income / (loss) per share for all periods presented because including them would have had an antidilutive effect. GDI’s shares of Class B common stock do not share in earnings of GDI and have no rights to dividends or distributions, whether in cash or stock, and therefore are not participating securities requiring separate earnings per share presentation.

(in thousands except share and per share data)	For the three months ended March 31, 2025	For the year ended December 31, 2024
Net income / (loss) per share – Basic:
Numerator
Net income / (loss) attributable to common shareholders – Basic	$(131,420)	$136,587
Denominator
As reported weighted average number of common shares outstanding – Basic	129,371,458	120,847,366
Net income / (loss) per share – Basic	$(1.02)	$1.13

(in thousands except share and per share data)	For the three months ended March 31, 2025	For the year ended December 31, 2024
Net income per share – Diluted:
Numerator
Net income / (loss) attributable to common shareholders – Basic	$(131,420)	$136,587
Add: Net income / (loss) attributable to redeemable noncontrolling interests	(221,624)	—
Net income attributable to common shareholders – Diluted	$(353,044)	$136,587
Denominator
As reported weighted average number of common shares outstanding – Basic	129,371,458	120,847,366
Class B units convertible to Class A units	215,862,343	—
Exchangeable Class B common stock	—	11,792
Compensatory awards	—	18,314,117
Total weighted average number of common shares outstanding – Diluted	345,233,801	139,173,275
Net income / (loss) per share – Diluted	$(1.02)	$0.98
The as reported basic and diluted weighted average number of common shares for the three months ended March 31, 2025 include the existing ordinary shares of GDHL that became shares of Class A common stock of GDI as a result of the Reorganization Transactions.
The following potentially dilutive shares were excluded from the dilutive loss per share calculation because including them would have had an antidilutive effect.

	For the three months ended March 31, 2025	For the year ended December 31, 2024
Class B units convertible to Class A units	—	215,883,528
Compensatory awards	19,216,220	—
Exchangeable Notes	30,247,946	15,013,792
Total	49,464,166	230,897,320